Exhibit 5.1

November 17, 2021

SJW Group

110 West Taylor Street

San Jose, California 95110

RE:	SJW Group Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SJW Group, a Delaware corporation (the “Company”), in connection with the filing of the referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer and sale by the Company, from time to time, of shares of its common stock, $0.001 par value (the “Shares”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation (as amended, the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) of the Company, certain resolutions of the Company’s Board of Directors relating to the Registration Statement and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

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The issuance, sale, number or amount, as the case may be, and terms of Shares to be offered from time to time have been duly authorized and established, in accordance with the Charter, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is now or will then be subject;

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The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable federal and state laws at the time the Shares are offered as contemplated by the Registration Statement;

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If necessary, a Prospectus Supplement will have been prepared and filed with the SEC describing the Shares offered thereby and will comply with all applicable laws at the time the Shares are offered and issued as contemplated by the Registration Statement;

•	All Shares will be issued and sold in compliance with applicable federal and state securities laws; and

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A definitive purchase, sales, underwriting or similar agreement with respect to any Shares offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, upon due authorization by Corporate Action of the issuance and sale of Shares and upon issuance and delivery of such Shares against payment for such Shares (in an amount at least equal to the aggregate par value of such Shares) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius

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